Exhibit 10.1

AMENDMENT NO. 1 TO THE CASSAVA SCIENCES, INC.

2018 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 to the Cassava Sciences, Inc. 2018 Omnibus Incentive Plan (the “Plan”) is effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. Capitalized but undefined terms shall have the meanings set forth in the Plan.

1.    The name of the Plan is hereby amended and restated in its entirety to the “Cassava Sciences, Inc. 2018 Omnibus Incentive Plan”.

2.    Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a)    Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 5,000,000 Shares. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 5,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”